Exhibit 10

                        ADMINISTRATIVE SERVICES AGREEMENT

         THIS ADMINISTRATIVE SERVICES AGREEMENT, dated as of May 1, 2003, is between PIF/CORNERSTONE MINISTRIES INVESTMENTS, INC., a Georgia corporation (the "Company"), and CORNERSTONE CAPITAL ADVISORS, INC., a Georgia corporation (the "Service Provider").


                                W I T N E S E T H

         WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and certain facilities available to the Service Provider and to have the Service Provider undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors of the Company all as provided herein; and

         WHEREAS, the Service Provider is willing to undertake to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         Definitions. As used in this Administrative Services Agreement (the "Agreement"), the following terms have the definitions hereinafter indicated:

         Service Provider. Cornerstone Capital Advisors, Inc., a Georgia corporation, any successor Service Provider to the Company, or any person or entity to which Cornerstone Capital Advisors, Inc. or any successor Service Provider subcontracts substantially all of its functions.

         Affiliate or Affiliated. As to any individual, corporation, partnership, trust or other association, (i) any Person or entity directly or indirectly; through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (ii) any Person or entity, directly or indirectly owning or controlling ten percent (10%) or more of the outstanding voting securities of another Person or entity; (iii) any officer, director, partner, or trustee of such Person or entity; (iv) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; and (v) if such other Person or entity is an officer, director, partner, or trustee of a Person or entity, the Person or entity for which such Person or entity acts in any such capacity.

         Articles of Incorporation. The Articles of Incorporation of the Company, as amended from time to time.

         Board of Directors or Board. The persons holding such office, as of any particular time, under the Articles of Incorporation of the Company, whether they be the Directors named therein or additional or successor Directors.

         Bylaws. The bylaws of the Company, as the same are in effect from time to time.

         Cause. With respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Service Provider or breach of this Agreement.

         Company. PIF/Cornerstone Ministries Investments, Inc., a corporation organized under the laws of the State of Georgia.

         Director. A member of the Board of Directors of the Company.

         Good Reason. With respect to the termination of this Agreement, (i) any failure to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company's obligations under this Agreement; or
(ii) any material breach of this Agreement of any nature whatsoever by the Company.

         Independent Director. With respect to a matter to be considered by the Board, a Director who, with respect to a director's conflicting interest transaction, any Director who does not have either (1) a conflicting interest respecting the transaction or (2) a familial, financial, professional, or employment relationship with a second director who does have a conflicting interest respecting the transaction, which relationship would, in the circumstances, reasonably be expected to exert an influence on the first director's judgment when voting on the transaction. A "conflicting interest" shall have the meaning set forth in Section 14-2-860 of the Georgia Business Corporation Code, as amended.

         Person. An individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c) (17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof.

         PIF/Cornerstone.   PIF/Cornerstone  Ministries  Investments,   Inc.,  a
Georgia corporation. Termination Date. The date of termination of the Agreement.

         Appointment. The Company hereby appoints the Service Provider to serve as its Service Provider on the terms and conditions set forth in this Agreement, and the Service Provider hereby accepts such appointment. The Service Provider undertakes to use its best efforts to provide administrative and "back-office" services as the Service Provider and the Company may from time to time agree, subject in each case to the direction and supervision of the Company. The initial administrative services to be performed by Service Provider are set forth on Exhibit A hereto.

         Records; Access. The Service Provider shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Service Provider shall at all reasonable times have access to the books and records of the Company.

         Relationship with Directors. Directors, officers and employees of the Service Provider or an Affiliate of the Service Provider or any corporate parents of an Affiliate, or directors, officers or stockholders of any director, officer or corporate parent of an Affiliate may serve as a Director and as officers of the Company, except that no director, officer or employee of the Service Provider or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board.

         Fees. The Service Provider is not entitled to a set, periodic management fee for its services rendered hereunder, but is entitled to expense reimbursement, as described in Paragraph 6 below. However, the Company will consider adopting an incentive compensation plan for Service Provider under which the Service Provider would receive incentive compensation for good performance.

         Expenses. In addition to the compensation paid to the Service Provider pursuant to Paragraph 5 hereof, the Company shall pay directly or reimburse the Service Provider for all of the reasonable expenses paid or incurred by the Service Provider in connection with the services it provides to the Company pursuant to this Agreement.

Section 1.01 Expenses incurred by the Service Provider on behalf of the Company and payable pursuant to this Paragraph 6 shall be reimbursed monthly to the Service Provider on or before the 15th day of month immediately following the month in which the expenses were incurred. The Service Provider shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter.

Section 1.02 The allocation of Service Provider's personnel expenses and overhead to the Company shall be based upon a good faith estimate of the amount of time spent by such personnel on Company-related business.

         Other Services. Should the Board request that the Service Provider or any director, officer or employee thereof render services for the Company other than set forth in Paragraph 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Service Provider and the Independent Directors of the Company, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

         Other Activities of the Service Provider. Nothing herein contained shall prevent the Service Provider from engaging in other activities, including, without limitation, the rendering of services and/or advice to other Persons (including PIF/Cornerstone).

         Relationship of Service Provider and Company. The Company and the Service Provider are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

         Term; Termination of Agreement. This Agreement shall continue in force until December 31, 2003, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. It is the duty of the Board to evaluate the performance of the Service Provider annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

         Termination by Either Party. This Agreement may be terminated upon 60 days written notice without Cause or penalty, by either party (upon approval of a majority of the Independent Directors of the Company or a majority of the Board of Directors of the Service Provider, as the case may be).

         Assignment to an Affiliate. This Agreement may be assigned by the Service Provider to an Affiliate with the approval of a majority of the Board of the Company (including a majority of the Independent Directors). The Service Provider may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board. This Agreement shall not be assigned by the Company without the consent of the Service Provider, except in the case of an assignment by the Company to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement.

         Payments to and Duties of Service Provider upon Termination.

Section 1.01 After the Termination Date, the Service Provider shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Service Provider prior to termination of this Agreement.

Section 1.02 The Service Provider shall promptly upon termination:

         02.1 pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

         02.2 deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

         02.3 deliver to the Board all assets, including Properties, and documents of the Company then in the custody of the Service Provider; and

         02.4  cooperate  with the  Company to  provide  an orderly  transition.

         Indemnification by the Company. The Company shall indemnify and hold harmless the Service Provider and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys' fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Georgia or the Articles of Incorporation of the Company. Notwithstanding the foregoing, the Service Provider shall not be entitled to indemnification or be held harmless pursuant to this Paragraph 14 for any activity which the Service Provider shall be required to indemnify or hold harmless the Company pursuant to Paragraph 15.

         Indemnification by Service Provider. The Service Provider shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys' fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Service Provider's bad faith, fraud, willful misfeasance, misconduct, negligence or reckless disregard of its duties, but the Service Provider shall not be held responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by the Service Provider.

         Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Board and to the Company:    PIF/Cornerstone Ministries Investments, Inc.
                                    6030 Bethelview Road, Suite 201
                                    Cumming, Georgia 30040-8021

To the Service Provider:            Cornerstone Capital Advisors, Inc.
                                    6030 Bethelview Road, Suite 101,
                                    Cumming, Georgia 30040-8021

         Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Paragraph 16.

         Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

         Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

         Construction. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Georgia.

         Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

         Indulgences, not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

         Titles not to Affect Interpretation. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

         Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.


                        [Signatures appear on next page.]

         IN  WITNESS   WHEREOF,   the   parties   hereto  have   executed   this
Administrative Services Agreement as of the date and year first above written.

                                              PIF/CORNERSTONE MINISTRIES
                                              INVESTMENTS, INC.


                                              By:
                                              Name:
                                              Title:


                                              CORNERSTONE CAPITAL ADVISORS, INC.


                                              By:
                                              Name:
                                              Title:

                                    Exhibit A

                         List of Administrative Services


1. Loan administration, including supervision of application and closing process and loan accounting.

2. Investor relations and the calculation of interest and dividends payable to investors.

3.       Marketing collateral.

4.       Administration   of  computers,   computer   networks  and   management
         information systems.

5.       Photo-copying.

6.       Maintenance of records, record keeping, book-keeping/accounting.